UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT:
AUGUST 15, 2006
IPC HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

BERMUDA	No. 0-27662	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AMERICAN INTERNATIONAL BUILDING,
29 RICHMOND ROAD
PEMBROKE, BERMUDA		HM 08
(Address of Principal Executive Offices)		(Zip Code)
(441) 298-5100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
On August 15, 2006, American International Group, Inc. (“AIG”) completed the underwritten public offering of 15.397 million common shares of IPC Holdings, Ltd. (“IPC”) at a price of $27.00 per share, resulting in AIG no longer owning any IPC common shares.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HOLDINGS, LTD.

	By	/s/ James P. Bryce

James P. Bryce
President and Chief Executive Officer

Date: August 15, 2006